Filed pursuant to Rule 433(d)

Registration Statement No. 333-127352

SoundView Home Loan Trust 2006-OPT2

$1,448,250,000 (Approximate)

Offered Certificates

Financial Asset Securities Corp.

Depositor

Option One Mortgage Corporation

Seller, Originator and Servicer

Lead Underwriter

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Vinu Phillips	(203) 618-5626
Patrick Leo	(203) 618-2952
Andrew Jewett	(203) 618-2473

Trading
Ron Weibye	(203) 625-6160
Peter McMullin	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Keith Smith	(212) 438-1643

Moody’s
Joe Grohotolski	(212) 553-4619

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 800-422-2006.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

.

Preliminary Term Sheet Date Prepared: March 8, 2006

$1,448,250,000 (Approximate)

Offered Certificates

SoundView Home Loan Trust 2006-OPT2

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate
Class(1,3,4)	Amount ($)	Call/Mat (2)	(Mths) Call/Mat(2)	(Moody’s/S&P)	Distribution Date	Type
A-1	552,953,000	1.00/1.00	1-20/1-20	[Aaa/AAA]	May 2036	Fltg Rate Senior
A-2	277,242,000	2.00/2.00	20-27/20-27	[Aaa/AAA]	May 2036	Fltg Rate Senior
A-3	279,919,000	3.50/3.50	27-73/27-74	[Aaa/AAA]	May 2036	Fltg Rate Senior
A-4	86,136,000	6.13/8.65	73-73/74-171	[Aaa/AAA]	May 2036	Fltg Rate Senior
M-1	96,750,000	4.14/4.14	42-69/42-69	[Aa2/AA]	May 2036	Fltg Rate Subordinate
M-2	28,500,000	6.11/8.04	69-73/69-140	[Aa3/AA-]	May 2036	Fltg Rate Subordinate
M-3	25,500,000	4.41/4.81	41-73/41-123	[A1/A+]	May 2036	Fltg Rate Subordinate
M-4	24,750,000	4.37/4.75	40-73/40-117	[A2/A]	May 2036	Fltg Rate Subordinate
M-5	23,250,000	4.34/4.69	39-73/39-112	[A3/A-]	May 2036	Fltg Rate Subordinate
M-6	21,000,000	4.32/4.63	39-73/39-105	[Baa1/BBB+]	May 2036	Fltg Rate Subordinate
M-7	17,250,000	4.30/4.55	38-73/38-98	[Baa2/BBB]	May 2036	Fltg Rate Subordinate
M-8	15,000,000	4.29/4.47	38-73/38-91	[Baa3/BBB-]	May 2036	Fltg Rate Subordinate
M-9	10,500,000	Privately Offered Certificates		[Ba1/BB+]	May 2036	Fltg Rate Subordinate
M-10(5)	15,000,000			[Ba2/BB]	May 2036	Fltg Rate Subordinate
M-11(5)	11,250,000			[NR/BB]	May 2036	Fixed Rate Subordinate
Total:	1,485,000,000

(1)

The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are backed by the cash flows from the Mortgage Loans (as described herein). The certificate principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	See “Pricing Prepayment Speed” herein.
(3)

The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are priced to call. The margins on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are equal to 1.5x the original margins after the clean-up call date. The fixed rate coupon on the Class M-11 Certificates will increase by 0.50% after the clean-up call date

(4)	See “Net WAC Rate” herein.
(5)

The Class M-9, Class M-10 and Class M-11 Certificates (as defined herein) will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to Qualified Institutional Buyers. The Class M-9, Class M-10 and Class M-11 Certificates are described herein because their amount, structure, collateral, rights, risks and other characteristics affect the amount, structure, collateral, rights, risks and other characteristics of the Offered Certificates.

Depositor:	Financial Asset Securities Corp.

Originator, Seller and
Servicer:	Option One Mortgage Corporation (“Option One”).

Lead Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Co-Managers:	Sandler O’Neill & Partners LLP and Morgan Keegan.

Trustee and Swap
Administrator:	Deutsche Bank National Trust Company.

Loss Mitigation Advisor:	Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Swap Provider:	TBD.

Offered Certificates:

The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are referred to herein as the “Senior Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are collectively referred to herein as the “Subordinate Certificates.” The Senior Certificates and the Subordinate Certificates (other than the Class M-9, Class M-10 and Class M-11 Certificates) are collectively referred to herein as the “Offered Certificates.” The Class M-9, Class M-10 and Class M-11 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to Qualified Institutional Buyers, the “Privately Offered Certificates.” The Offered Certificates and the Privately Offered Certificates are collectively referred to herein as the “Certificates.”

Federal Tax Status:	It is anticipated that the Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	On or about April 1, 2006.

Expected Pricing Date:	On or about March [10], 2006.

Expected Closing Date:	On or about April 7, 2006.

Expected Settlement Date:	On or about April 7, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in May 2006.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:

The interest accrual period for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:

Subject to the considerations in the Prospectus Supplement, it is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

Approximately 0.30% of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:	115% PPC (100% PPC: 4.00% CPR in month 1, increased by approximately 1.455% each month to 20.00% CPR in month 12, and remaining at 20.00% CPR thereafter).
ARM Loans:

100% PPC (100% PPC: 2.00% in month 1, increased by approximately 2.545% each month to 30.00% CPR in month 12, remaining constant at 30.00% CPR through month 23, increasing to 60.00% CPR in month 24 and remaining constant at 60.00% CPR until month 27 and decreasing to 35.00% CPR in month 28 and remaining constant at 35.00% CPR from month 28 and thereafter), provided, however, the prepayment rate will not exceed 90% CPR in any period under any scenario.

Mortgage Loans:	As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans is expected to be approximately $1,500,000,000 (the “Mortgage Loans”).

Statistical Mortgage Loans:

The detailed statistical collateral information presented herein describes a sample pool of mortgage loans (the "Statistical Mortgage Loans") which does not necessarily consist of mortgage loans to be included in the trust.

However, it is expected that the information set forth herein with respect to the Statistical Mortgage Loans is generally representative of the characteristics of the Mortgage Loans expected to be in the trust, subject to minor variances.

With respect to approximately 18.56% of the Statistical Mortgage Loans, Option One also originated a second lien mortgage loan at the time of originating the first lien mortgage loan.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates (other than the Class M-11 Certificates) will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

The “Pass-Through Rate” on the Class M-11 Certificates will be equal to the lesser of (i) the fixed rate coupon and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates (other than the Class M-11 Certificates) will be equal to the lesser of (i) One Month LIBOR plus the margin for such Class and (ii) the Maximum Cap.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee Rate (ii) the trustee fee rate and (iii) the Loss Mitigation Advisor fee.

Adjusted Net Maximum Mortgage Rate:

The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the loan rate in the case of any fixed-rate Mortgage Loan) less the sum of (i) the Servicing Fee Rate (ii) the trustee fee rate and (iii) the Loss Mitigation Advisor fee.

Net WAC Rate:

The “Net WAC Rate” for any Distribution Date, will be equal to the annual rate equal to the product of (a) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in the prior calendar month less a percentage, the numerator of which is the net swap payment and swap termination payment (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the prior calendar month and (b) a fraction whose numerator is 30 and whose denominator is the actual number of days in the related Accrual Period.

Maximum Cap:

The “Maximum Cap” on each Class of Certificates will be the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans plus a fraction expressed as a percentage, the numerator of which is the Net Swap Payment received by the trust from the Swap Provider and the denominator of which is the aggregate principal balance of the Mortgage Loans in the prior calendar month, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net WAC Rate
Carryover Amount:

If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following:
1) Excess Cashflow;

2) Swap Agreement;

3) The Overcollateralization Amount; and,

4) Subordination.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement with notional amounts as shown in the Swap Schedule herein. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to [5.200]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider (on an actual/360 basis), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. In the event that a Swap Termination Payment is paid to the Trust and a new successor swap provider is not found, such amount will remain in a reserve fund and only the Net Swap Payment that would normally be paid to the trust (assuming no Swap Termination Payment is made) is distributed through the swap waterfall. In the event that the Trust is required to make a Swap Termination Payment, such payment generally will be paid prior to distributions to Certificateholders.

Overcollateralization
Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and the Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:	Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 2.00% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i)	the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and
(ii)	the later to occur of
(x) the Distribution Date occurring in May 2009 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 40.50%.

Credit Enhancement
Percentage:

The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [39.45]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
May 2008 – April 2009	[1.40]% for May 2008, plus 1/12 of [1.75]% thereafter
May 2009 – April 2010	[3.15]% for May 2009, plus 1/12 of [1.80]% thereafter
May 2010 – April 2011	[4.95]% for May 2010, plus 1/12 of [1.45]% thereafter
May 2011 – April 2012	[6.40]% for May 2011, plus 1/12 of [0.75]% thereafter
May 2012 – April 2013	[7.15]% for May 2012, plus 1/12 of [0.05]% thereafter
May 2013 and thereafter	[7.20]%

Expected Credit Support

Percentages:
	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	20.25%	40.50%
Class M-1	13.80%	27.60%
Class M-2	11.90%	23.80%
Class M-3	10.20%	20.40%
Class M-4	8.55%	17.10%
Class M-5	7.00%	14.00%
Class M-6	5.60%	11.20%
Class M-7	4.45%	8.90%
Class M-8	3.45%	6.90%
Class M-9	2.75%	5.50%
Class M-10	1.75%	3.50%
Class M-11	1.00%	2.00%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-11 Certificates, then to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

.

Priority of Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

1)

Interest funds, as follows: first to pay servicing fees and trustee fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Class A Certificates, generally from the related loan group, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates, twelfth, monthly interest to the Class M-9 Certificates, thirteenth, monthly interest to the Class M-10 Certificates and fourteenth, monthly interest to the Class M-11 Certificates.

2)

Principal funds, as follows: monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", then monthly principal to the Class M-9 Certificates as described under "Principal Paydown", then monthly principal to the Class M-10 Certificates as described under "Principal Paydown", and lastly monthly principal to the Class M-11 Certificates as described under "Principal Paydown".

3)

Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates, then any unpaid applied Realized Loss amount to the Class M-10 Certificates, then any previously unpaid interest to the Class M-11 Certificates, and then any unpaid applied Realized Loss amount to the Class M-11 Certificates.

4)

Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Class A Certificates, pro-rata and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement.

5)

Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement).

Principal Paydown:

Principal distributed to the Class A Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero.

1)

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates, x) the Class M-10 Certificates, and xi) the Class M-11 Certificates.

2)

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, such that the Senior Certificates will have at least 40.50% credit enhancement, second to the Class M-1 and Class M-2 Certificates, sequentially, such that both the Class M-1 and Class M-2 Certificates will have at least 23.80% credit enhancement, third to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 20.40% credit enhancement, fourth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 17.10% credit enhancement, fifth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 14.00% credit enhancement, sixth to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 11.20% credit enhancement, seventh to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 8.90% credit enhancement, eighth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 6.90% credit enhancement, ninth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 5.50% credit enhancement, tenth to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 3.50% credit enhancement, eleventh to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 2.00% credit enhancement.

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:
(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date,

On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:

(i)	to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Swap Agreement;
(iii)	to the Class A Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;
(iv)	to the Mezzanine Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;
(v)

to the Class A Certificates and the Mezzanine Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(vi)	to the Mezzanine Certificates, sequentially, any remaining Allocated Realized Loss Amounts;
(vii)

an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A and Mezzanine Certificates to such Certificates first, pro rata, to the Class A Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Total Statistical Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,500,000,000	$15,000	$1,649,307
Average Scheduled Principal Balance	$203,473
Number of Mortgage Loans	7,372

Weighted Average Gross Coupon	8.474%	5.350%	14.300%
Weighted Average FICO Score	622	500	809
Weighted Average Combined Original LTV	77.60%	8.99%	100.00%
Weighted Average Debt-to-Income	42.89%	1.31%	63.18%
Weighted Average CLTV w/ Silent Seconds	81.72%	8.99%	100.00%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	357 months	116 months	360 months
Weighted Average Seasoning	2 months	0 months	9 months

Weighted Average Gross Margin	6.489%	2.500%	10.470%
Weighted Average Minimum Interest Rate	8.404%	4.950%	12.650%
Weighted Average Maximum Interest Rate	14.406%	9.100%	18.650%
Weighted Average Initial Rate Cap	2.987%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.002%	1.000%	2.000%
Weighted Average Months to Roll	25 months	2 months	179 months

Maturity Date		Dec 1 2015	Apr 1 2036
Maximum Zip Code Concentration	0.27%	92345

ARM	84.85%	First Lien	96.06%
Fixed Rate	15.15%	Second Lien	3.94%

15/15 6 MO LIBOR	0.01%	Business Bank Statements	0.06%
2/13 6 MO LIBOR	0.01%	Full Documentation	47.83%
2/28 6 MO LIBOR	45.78%	Lite Documentation	0.69%
2/28 6 MO LIBOR 40/30 Balloon	15.05%	No Documentation	0.83%
2/28 6 MO LIBOR IO	13.51%	Stated Income Documentation	50.60%
3/27 6 MO LIBOR	3.85%
3/27 6 MO LIBOR 40/30 Balloon	1.79%	Cash Out Refinance	64.03%
3/27 6 MO LIBOR IO	0.82%	Purchase	31.43%
5/25 6 MO LIBOR	1.11%	Rate/Term Refinance	4.54%
5/25 6 MO LIBOR 40/30 Balloon	1.67%
5/25 6 MO LIBOR IO	1.22%	2-4 Units Attached	2.27%
6 MO LIBOR	0.02%	2-4 Units Detached	8.90%
Fixed Rate 10 Yr	0.01%	Condo High-Rise Attached	0.16%
Fixed Rate 15 Yr	0.22%	Condo Low-Rise Attached	4.26%
Fixed Rate 15 Yr Rate Reduction	0.01%	Condo Low-Rise Detached	0.06%
Fixed Rate 20 Yr	0.14%	Manufactured Housing	0.51%
Fixed Rate 30 Yr	12.11%	PUD Attached	0.59%
Fixed Rate 30 Yr 5Yr IO	0.50%	PUD Detached	9.54%
Fixed Rate 30 Yr Rate Reduction	0.16%	Single Family Attached	1.49%
Fixed Rate 40/30 Balloon	1.97%	Single Family Detached	72.24%
Fixed Rate 40/30 Balloon Rate Reduction	0.02%
		Non-owner	8.45%
Interest Only	16.05%	Primary	89.22%
Not Interest Only	83.95%	Second Home	2.33%

Prepay Penalty: N/A	27.12%	Top 5 States:
Prepay Penalty: 12 months	12.05%	California	26.21%
Prepay Penalty: 24 months	48.36%	Florida	11.40%
Prepay Penalty: 30 months	0.23%	New York	10.70%
Prepay Penalty: 36 months	12.23%	Massachusetts	6.35%
Prepay Penalty: 60 months	0.01%	New Jersey	5.90%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	437	14,988,376.08	1.00%	11.084	357	90.74	648
50,000.01 - 100,000.00	1,659	124,650,188.24	8.31%	10.132	356	79.70	612
100,000.01 - 150,000.00	1,514	188,422,623.79	12.56%	9.244	357	77.71	608
150,000.01 - 200,000.00	1,009	176,272,850.65	11.75%	8.909	358	75.91	608
200,000.01 - 250,000.00	689	154,747,240.72	10.32%	8.526	358	75.46	615
250,000.01 - 300,000.00	544	149,507,699.45	9.97%	8.357	358	76.94	616
300,000.01 - 350,000.00	460	148,875,139.86	9.93%	7.948	357	77.62	623
350,000.01 - 400,000.00	311	116,784,662.45	7.79%	7.931	357	78.51	629
400,000.01 - 450,000.00	206	87,659,000.29	5.84%	7.768	358	79.14	635
450,000.01 - 500,000.00	155	73,934,387.62	4.93%	7.678	357	78.47	631
500,000.01 - 550,000.00	110	57,548,682.95	3.84%	7.892	358	78.74	641
550,000.01 - 600,000.00	72	41,643,441.86	2.78%	7.894	358	79.97	642
600,000.01 - 650,000.00	57	35,688,225.59	2.38%	7.515	358	78.97	652
650,000.01 - 700,000.00	39	26,409,107.26	1.76%	8.008	358	80.49	634
700,000.01 - 750,000.00	25	18,212,859.23	1.21%	7.958	358	79.32	638
750,000.01 - 800,000.00	20	15,523,885.85	1.03%	7.744	358	78.54	644
800,000.01 - 850,000.00	16	13,203,059.13	0.88%	7.179	357	71.79	631
850,000.01 - 900,000.00	6	5,293,290.91	0.35%	7.173	359	76.53	647
900,000.01 - 950,000.00	5	4,603,004.08	0.31%	7.569	359	79.09	656
950,000.01 - 1,000,000.00	7	6,876,156.16	0.46%	8.022	358	69.53	615
1,000,000.01+	31	39,156,117.83	2.61%	7.458	358	70.65	640
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	16	8,657,383.34	0.58%	5.373	355	64.35	717
5.500 - 5.999	57	23,403,930.85	1.56%	5.856	354	75.78	679
6.000 - 6.499	141	53,041,144.33	3.54%	6.284	356	75.12	665
6.500 - 6.999	407	140,899,039.53	9.39%	6.764	357	74.41	654
7.000 - 7.499	499	158,783,709.06	10.59%	7.250	357	75.43	641
7.500 - 7.999	867	252,433,819.45	16.83%	7.763	358	76.14	634
8.000 - 8.499	753	175,221,621.49	11.68%	8.229	357	77.29	620
8.500 - 8.999	985	205,481,077.26	13.70%	8.738	358	78.17	612
9.000 - 9.499	711	132,098,630.07	8.81%	9.236	358	79.89	603
9.500 - 9.999	846	129,877,432.72	8.66%	9.741	358	80.02	592
10.000 -10.499	540	70,261,743.53	4.68%	10.246	357	79.90	587
10.500 -10.999	580	65,244,954.61	4.35%	10.739	357	81.92	601
11.000 -11.499	394	36,236,485.73	2.42%	11.249	357	82.21	595
11.500 -11.999	325	27,316,817.46	1.82%	11.719	357	79.74	576
12.000 -12.499	193	17,029,448.59	1.14%	12.159	358	82.08	605
12.500 -12.999	37	2,833,718.71	0.19%	12.703	359	82.36	611
13.000 -13.499	8	540,487.62	0.04%	13.190	359	82.99	638
13.500 -13.999	10	516,855.65	0.03%	13.652	359	85.89	645
14.000 -14.499	3	121,700.00	0.01%	14.198	359	84.95	634
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	389	71,266,461.32	4.75%	10.190	357	72.36	514
525-549	548	103,459,333.84	6.90%	9.809	358	72.13	538
550-574	707	131,816,780.02	8.79%	9.106	357	71.82	563
575-599	1,098	208,366,784.34	13.89%	8.477	358	74.54	588
600-624	1,289	274,086,988.84	18.27%	8.166	358	76.53	612
625-649	1,178	246,483,817.36	16.43%	8.115	357	78.91	637
650-674	1,040	211,158,703.17	14.08%	8.270	358	81.34	661
675-699	539	114,352,019.58	7.62%	8.156	357	84.12	686
700+	525	130,849,565.63	8.72%	7.679	357	84.12	735
None	59	8,159,545.90	0.54%	9.923	358	67.37	0
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	345	54,310,327.49	3.62%	8.507	355	40.04	603
50.00- 54.99	155	32,845,274.39	2.19%	8.362	357	52.39	599
55.00- 59.99	190	41,679,759.42	2.78%	7.926	355	57.33	604
60.00- 64.99	284	66,746,895.59	4.45%	8.089	356	62.44	600
65.00- 69.99	415	104,280,795.83	6.95%	8.197	357	66.78	599
70.00- 74.99	474	111,902,176.37	7.46%	8.380	357	71.71	598
75.00- 79.99	664	155,648,675.60	10.38%	8.574	357	76.77	601
80.00	2,515	514,677,316.86	34.31%	8.255	358	80.00	623
80.01- 84.99	226	52,965,793.15	3.53%	8.443	357	83.43	626
85.00- 89.99	576	149,920,643.58	9.99%	8.300	357	85.86	621
90.00- 94.99	300	69,751,999.08	4.65%	8.828	358	90.31	683
95.00- 99.99	300	61,065,648.43	4.07%	9.161	357	95.26	687
100.00	928	84,204,694.21	5.61%	10.226	358	100.00	659
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	3	180,841.53	0.01%	9.546	118	44.29	607
180	34	3,630,190.92	0.24%	8.971	178	65.34	603
240	18	2,130,838.54	0.14%	8.394	237	65.31	640
360	7,317	1,494,058,129.01	99.60%	8.473	358	77.65	622
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	3	180,841.53	0.01%	9.546	118	44.29	607
121-180	34	3,630,190.92	0.24%	8.971	178	65.34	603
181-240	18	2,130,838.54	0.14%	8.394	237	65.31	640
301-360	7,317	1,494,058,129.01	99.60%	8.473	358	77.65	622
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	211	29,665,771.87	1.98%	8.894	357	76.23	621
20.01 -25.00	256	41,797,640.26	2.79%	8.647	357	74.57	615
25.01 -30.00	429	67,549,225.09	4.50%	8.714	358	74.10	618
30.01 -35.00	715	133,538,319.15	8.90%	8.527	357	75.99	621
35.01 -40.00	1,018	205,557,066.74	13.70%	8.510	357	77.66	623
40.01 -45.00	1,465	309,213,117.10	20.61%	8.397	358	78.02	629
45.01 -50.00	1,556	350,973,593.38	23.40%	8.513	357	78.17	621
50.01 -55.00	1,362	280,796,856.84	18.72%	8.398	357	78.25	615
55.01 -60.00	304	66,026,124.31	4.40%	8.189	357	77.03	611
60.01+	2	232,500.00	0.02%	7.732	359	75.67	648
None	54	14,649,785.26	0.98%	8.462	358	85.92	704
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	5,678	1,272,777,843.08	84.85%	8.412	358	77.44	619
Fixed Rate	1,694	227,222,156.92	15.15%	8.821	354	78.45	641
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	2	190,635.41	0.01%	11.161	356	100.00	630
2/13 6 MO LIBOR	2	151,423.12	0.01%	10.087	177	62.03	586
2/28 6 MO LIBOR	3,636	686,737,428.48	45.78%	8.959	358	76.59	602
2/28 6 MO LIBOR 40/30 Balloon	818	225,780,639.08	15.05%	7.833	358	79.29	638
2/28 6 MO LIBOR IO	601	202,614,061.04	13.51%	7.502	357	79.12	643
3/27 6 MO LIBOR	282	57,726,305.92	3.85%	8.696	358	75.74	607
3/27 6 MO LIBOR 40/30 Balloon	106	26,845,123.69	1.79%	7.827	359	78.24	639
3/27 6 MO LIBOR IO	43	12,357,015.98	0.82%	7.435	357	74.70	645
5/25 6 MO LIBOR	64	16,714,804.72	1.11%	8.256	357	76.90	628
5/25 6 MO LIBOR 40/30 Balloon	77	24,983,152.83	1.67%	7.534	358	75.99	652
5/25 6 MO LIBOR IO	46	18,342,716.22	1.22%	7.005	358	76.87	658
6 MO LIBOR	1	334,536.59	0.02%	9.850	356	61.47	778
Fixed Rate 10 Yr	3	180,841.53	0.01%	9.546	118	44.29	607
Fixed Rate 15 Yr	30	3,369,534.74	0.22%	8.844	178	65.01	607
Fixed Rate 15 Yr Rate Reduction	2	109,233.06	0.01%	11.325	178	80.00	518
Fixed Rate 20 Yr	18	2,130,838.54	0.14%	8.394	237	65.31	640
Fixed Rate 30 Yr	1,497	181,676,441.58	12.11%	9.100	358	79.98	642
Fixed Rate 30 Yr 5Yr IO	21	7,492,787.16	0.50%	6.725	356	70.95	680
Fixed Rate 30 Yr Rate Reduction	17	2,347,407.63	0.16%	10.255	357	63.89	548
Fixed Rate 40/30 Balloon	104	29,595,459.08	1.97%	7.515	358	74.95	631
Fixed Rate 40/30 Balloon Rate Reduction	2	319,613.60	0.02%	11.172	358	65.51	613
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	711	240,806,580.40	16.05%	7.436	357	78.47	645
Not Interest Only	6,661	1,259,193,419.60	83.95%	8.672	357	77.43	617
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	2,141	406,837,288.06	27.12%	8.835	357	77.79	622
Prepay Penalty: 12 months	543	180,747,639.53	12.05%	8.141	358	75.99	628
Prepay Penalty: 24 months	3,736	725,397,971.08	48.36%	8.477	358	78.46	617
Prepay Penalty: 30 months	9	3,440,235.28	0.23%	8.575	359	80.41	603
Prepay Penalty: 36 months	942	183,410,366.05	12.23%	7.986	355	75.27	636
Prepay Penalty: 60 months	1	166,500.00	0.01%	7.250	355	90.00	730
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	6,480	1,440,857,878.97	96.06%	8.362	357	76.89	620
Second Lien	892	59,142,121.03	3.94%	11.206	357	94.89	668
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	3	882,420.94	0.06%	7.090	355	76.54	707
Full Documentation	4,168	717,391,564.80	47.83%	8.421	357	77.89	613
Lite Documentation	40	10,324,687.02	0.69%	8.820	358	76.60	638
No Documentation	41	12,405,424.00	0.83%	8.267	358	86.78	723
Stated Income Documentation	3,120	758,995,903.24	50.60%	8.524	357	77.18	628
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	4,153	960,429,817.30	64.03%	8.403	357	74.51	611
Purchase	2,853	471,458,610.00	31.43%	8.585	358	83.91	646
Rate/Term Refinance	366	68,111,572.70	4.54%	8.705	357	77.40	608
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	108	33,997,039.97	2.27%	8.335	358	77.43	645
2-4 Units Detached	503	133,450,197.44	8.90%	8.437	358	78.79	639
Condo High-Rise Attached	18	2,437,579.44	0.16%	9.261	358	79.59	621
Condo Low-Rise Attached	338	63,854,703.30	4.26%	8.876	358	81.13	634
Condo Low-Rise Detached	2	857,946.99	0.06%	8.364	358	76.07	574
Manufactured Housing	42	7,591,200.56	0.51%	8.656	356	77.61	713
PUD Attached	45	8,907,448.24	0.59%	8.429	357	77.09	627
PUD Detached	588	143,068,938.84	9.54%	8.243	358	79.63	624
Single Family Attached	143	22,276,156.07	1.49%	8.699	357	78.88	625
Single Family Detached	5,585	1,083,558,789.15	72.24%	8.482	357	76.95	617
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	689	126,798,907.48	8.45%	9.479	357	82.43	647
Primary	6,559	1,338,251,709.72	89.22%	8.380	357	77.16	619
Second Home	124	34,949,382.80	2.33%	8.405	358	76.69	633
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	365	79,693,073.47	5.31%	9.079	358	73.39	572
AA	786	167,740,354.81	11.18%	8.699	358	75.88	587
AA+	5,447	1,111,473,719.51	74.10%	8.196	357	79.08	639
B	419	79,987,536.35	5.33%	9.784	358	73.38	555
C	246	42,443,466.84	2.83%	10.128	357	68.90	556
CC	109	18,661,849.02	1.24%	11.012	358	60.32	566
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	65	8,194,961.66	0.55%	9.198	355	84.74	606
Alaska	2	248,400.00	0.02%	9.348	359	81.52	586
Arizona	151	28,818,829.15	1.92%	8.423	358	76.79	620
Arkansas	19	2,047,190.57	0.14%	10.010	358	87.76	605
California	1,282	393,075,237.41	26.21%	7.851	358	76.88	636
Colorado	97	16,988,811.81	1.13%	8.521	358	82.53	616
Connecticut	130	26,717,449.32	1.78%	8.777	357	74.67	595
Delaware	18	2,809,227.42	0.19%	8.958	358	77.82	589
District of Columbia	11	3,015,714.20	0.20%	8.729	357	67.52	601
Florida	908	171,071,623.58	11.40%	8.677	357	77.56	618
Georgia	186	24,651,282.67	1.64%	9.187	358	81.21	616
Hawaii	48	17,284,549.83	1.15%	8.302	358	77.24	635
Idaho	31	3,700,139.08	0.25%	8.958	359	80.25	605
Illinois	163	28,599,815.25	1.91%	8.876	358	78.85	628
Indiana	96	11,398,852.06	0.76%	9.317	358	83.44	616
Iowa	28	2,360,007.09	0.16%	10.217	353	80.12	580
Kansas	17	1,646,429.20	0.11%	9.849	358	82.90	621
Kentucky	50	5,051,656.52	0.34%	9.755	358	80.45	595
Louisiana	39	6,470,124.46	0.43%	9.035	358	85.32	619
Maine	82	12,129,567.74	0.81%	9.079	357	75.71	601
Maryland	144	30,373,995.37	2.02%	8.487	358	77.88	607
Massachusetts	370	95,283,095.67	6.35%	8.274	358	76.42	628
Michigan	344	39,814,042.42	2.65%	9.469	358	79.76	598
Minnesota	71	11,037,094.78	0.74%	9.485	357	78.27	597
Mississippi	11	1,088,636.59	0.07%	9.541	359	81.91	595
Missouri	88	10,093,393.55	0.67%	9.450	357	79.08	600
Montana	7	923,176.85	0.06%	8.782	359	80.06	631
Nebraska	5	781,562.88	0.05%	8.641	357	86.25	677
Nevada	79	19,314,638.49	1.29%	8.089	358	79.90	646
New Hampshire	64	11,648,411.77	0.78%	8.640	358	79.82	628
New Jersey	320	88,432,917.05	5.90%	8.605	355	76.94	616
New York	560	160,532,416.99	10.70%	8.197	358	74.11	627
North Carolina	114	14,310,791.52	0.95%	9.214	358	80.58	606
Ohio	188	20,463,335.31	1.36%	9.571	358	80.33	609
Oklahoma	38	3,200,233.00	0.21%	9.509	359	85.34	617
Oregon	39	9,156,184.14	0.61%	8.276	358	78.48	636
Pennsylvania	230	30,106,216.63	2.01%	8.955	357	78.37	609
Rhode Island	93	20,233,001.36	1.35%	8.502	357	78.85	629
South Carolina	50	8,764,371.18	0.58%	8.799	354	77.96	614
South Dakota	10	1,134,978.14	0.08%	9.296	359	85.52	620
Tennessee	92	9,909,521.97	0.66%	9.248	357	80.75	607
Texas	542	65,845,334.86	4.39%	9.118	355	80.46	603
Utah	39	6,046,240.54	0.40%	8.568	358	84.91	643
Vermont	40	5,752,140.91	0.38%	8.940	358	75.77	622
Virginia	232	42,525,130.55	2.84%	8.712	357	77.34	599
Washington	77	14,131,767.85	0.94%	8.164	358	79.32	629
Wisconsin	92	11,471,857.82	0.76%	9.465	358	83.26	607
Wyoming	10	1,345,642.79	0.09%	8.997	359	81.86	611
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	5,734	1,185,018,134.23	79.00%	8.608	357	77.01	617
Silent 2nd	1,638	314,981,865.77	21.00%	7.968	358	79.80	641
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	59,884.24	0.00%	9.990	356	80.00	636
3.000 - 3.499	3	643,200.00	0.05%	8.058	356	74.84	694
3.500 - 3.999	1	595,000.00	0.05%	5.900	356	85.00	624
4.000 - 4.499	20	8,161,043.93	0.64%	6.028	356	75.92	687
4.500 - 4.999	99	33,746,588.54	2.65%	6.427	356	76.83	679
5.000 - 5.499	344	109,074,189.86	8.57%	6.924	357	73.62	656
5.500 - 5.999	686	209,922,018.60	16.49%	7.409	358	75.85	644
6.000 - 6.499	1,336	306,069,881.51	24.05%	8.097	358	77.63	630
6.500 - 6.999	973	204,503,821.06	16.07%	8.655	358	79.10	612
7.000 - 7.499	1,083	185,066,951.83	14.54%	9.418	358	78.36	594
7.500 - 7.999	823	146,874,106.86	11.54%	9.881	358	78.52	575
8.000 - 8.499	301	66,218,694.55	5.20%	9.970	358	78.26	567
8.500 - 8.999	6	1,570,102.52	0.12%	9.462	358	80.23	581
9.500 - 9.999	1	252,539.58	0.02%	10.990	354	55.00	565
10.000 -10.499	1	19,820.00	0.00%	12.550	359	100.00	589
Total	5,678	1,272,777,843.08	100.00%	8.412	358	77.44	619

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.500 - 4.999	1	310,587.13	0.02%	5.750	355	80.00	656
5.000 - 5.499	3	1,725,899.25	0.14%	5.880	355	74.39	629
5.500 - 5.999	52	21,477,951.97	1.69%	5.920	356	77.57	682
6.000 - 6.499	111	42,305,265.08	3.32%	6.318	357	76.73	665
6.500 - 6.999	324	113,865,675.34	8.95%	6.799	358	75.18	654
7.000 - 7.499	445	144,170,993.84	11.33%	7.258	358	75.80	641
7.500 - 7.999	759	222,100,896.44	17.45%	7.763	358	76.63	634
8.000 - 8.499	665	156,689,549.81	12.31%	8.231	358	77.74	621
8.500 - 8.999	866	184,591,937.09	14.50%	8.738	358	78.37	611
9.000 - 9.499	631	120,558,996.30	9.47%	9.238	358	80.17	601
9.500 - 9.999	672	114,227,281.84	8.97%	9.742	358	79.22	587
10.000 -10.499	400	60,436,077.77	4.75%	10.237	358	79.10	580
10.500 -10.999	338	44,236,574.43	3.48%	10.734	358	77.62	573
11.000 -11.499	192	21,927,328.60	1.72%	11.226	358	74.95	556
11.500 -11.999	164	17,504,820.38	1.38%	11.714	358	74.79	549
12.000 -12.499	51	6,194,435.06	0.49%	12.165	358	69.67	546
12.500 -12.999	4	453,572.75	0.04%	12.566	358	71.44	538
Total	5,678	1,272,777,843.08	100.00%	8.412	358	77.44	619

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.000 - 9.499	2	503,460.09	0.04%	6.145	357	76.82	656
9.500 - 9.999	2	391,000.00	0.03%	6.893	359	71.87	641
10.000 -10.499	5	1,128,957.39	0.09%	7.220	357	64.00	602
10.500 -10.999	7	1,604,672.47	0.13%	7.804	358	69.51	622
11.000 -11.499	11	1,882,630.65	0.15%	6.988	357	75.91	601
11.500 -11.999	50	19,170,174.41	1.51%	6.052	357	77.29	673
12.000 -12.499	108	40,705,475.92	3.20%	6.330	357	77.02	666
12.500 -12.999	320	109,956,455.23	8.64%	6.776	358	75.11	656
13.000 -13.499	441	142,579,262.42	11.20%	7.249	358	76.00	641
13.500 -13.999	760	224,301,791.79	17.62%	7.739	358	76.63	634
14.000 -14.499	667	159,384,119.07	12.52%	8.220	358	77.65	622
14.500 -14.999	871	186,003,008.11	14.61%	8.722	358	78.55	612
15.000 -15.499	628	120,111,004.82	9.44%	9.238	358	80.11	601
15.500 -15.999	661	113,120,121.48	8.89%	9.722	358	79.20	588
16.000 -16.499	396	60,074,241.78	4.72%	10.237	358	79.04	579
16.500 -16.999	342	46,078,328.91	3.62%	10.695	358	77.40	571
17.000 -17.499	190	21,681,513.19	1.70%	11.228	358	74.82	556
17.500 -17.999	162	17,407,329.83	1.37%	11.706	358	74.72	549
18.000 -18.499	50	6,124,835.06	0.48%	12.167	358	69.78	546
18.500 -18.999	5	569,460.46	0.04%	12.349	358	70.01	540
Total	5,678	1,272,777,843.08	100.00%	8.412	358	77.44	619

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	6	1,762,283.86	0.14%	7.769	356	73.04	659
2.000	40	12,707,198.44	1.00%	7.821	355	77.01	626
3.000	5,632	1,258,308,360.78	98.86%	8.419	358	77.45	618
Total	5,678	1,272,777,843.08	100.00%	8.412	358	77.44	619

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	5,659	1,267,931,102.59	99.62%	8.414	358	77.44	618
1.500	17	4,300,269.88	0.34%	7.638	356	78.73	640
2.000	2	546,470.61	0.04%	8.834	356	82.84	586
Total	5,678	1,272,777,843.08	100.00%	8.412	358	77.44	619

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
06/01/06	1	334,536.59	0.03%	9.850	356	61.47	778
07/01/07	2	259,541.08	0.02%	8.014	351	80.00	581
08/01/07	1	397,100.00	0.03%	7.375	352	95.00	684
09/01/07	7	1,610,950.37	0.13%	7.286	353	85.98	660
10/01/07	29	7,504,455.91	0.59%	7.044	354	76.89	655
11/01/07	181	51,772,531.01	4.07%	7.416	355	77.08	639
11/04/07	1	61,924.27	0.00%	8.000	356	85.00	643
11/07/07	1	49,863.16	0.00%	10.350	356	76.92	502
11/17/07	1	98,654.28	0.01%	9.540	356	78.41	504
11/28/07	1	415,368.15	0.03%	9.400	356	80.00	539
12/01/07	873	201,461,478.44	15.83%	8.243	356	79.36	624
12/27/07	1	49,960.51	0.00%	10.550	357	66.67	560
01/01/08	24	8,477,423.18	0.67%	8.127	357	83.46	689
02/01/08	877	204,832,128.74	16.09%	8.643	358	75.24	608
02/02/08	1	68,000.00	0.01%	12.200	359	80.00	527
03/01/08	2,981	627,812,532.62	49.33%	8.583	359	77.71	614
04/01/08	76	10,411,640.00	0.82%	8.917	360	78.81	613
10/01/08	5	1,825,870.61	0.14%	6.878	354	74.17	659
11/01/08	14	4,216,890.79	0.33%	6.980	355	77.15	673
12/01/08	27	6,875,740.60	0.54%	8.264	356	78.44	632
02/01/09	42	8,615,231.19	0.68%	8.542	358	73.50	623
03/01/09	340	75,023,712.40	5.89%	8.374	359	76.41	615
04/01/09	3	371,000.00	0.03%	8.949	360	81.12	623
11/01/10	9	3,817,581.42	0.30%	6.703	355	78.51	678
12/01/10	58	18,949,840.62	1.49%	7.440	356	76.07	645
02/01/11	27	8,810,073.03	0.69%	7.742	358	77.62	653
03/01/11	93	28,463,178.70	2.24%	7.727	359	76.19	643
12/01/20	1	170,815.41	0.01%	11.000	356	100.00	635
03/01/21	1	19,820.00	0.00%	12.550	359	100.00	589
Total	5,678	1,272,777,843.08	100.00%	8.412	358	77.44	619

Combined Original LTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	344	54,215,977.49	3.61%	8.504	355	40.03	603
50.00- 54.99	154	32,792,294.35	2.19%	8.358	357	52.39	599
55.00- 59.99	190	41,574,109.42	2.77%	7.931	355	57.29	604
60.00- 64.99	282	66,344,795.36	4.42%	8.087	356	62.43	600
65.00- 69.99	413	103,632,546.40	6.91%	8.188	357	66.78	599
70.00- 74.99	464	109,484,006.61	7.30%	8.384	357	71.69	597
75.00- 79.99	630	148,662,126.59	9.91%	8.606	357	76.73	600
80.00	938	212,065,432.84	14.14%	8.683	358	80.00	596
80.01- 84.99	227	53,133,993.15	3.54%	8.454	357	83.39	626
85.00- 89.99	577	150,726,938.76	10.05%	8.292	357	85.73	621
90.00- 94.99	317	75,537,273.18	5.04%	8.776	358	89.33	678
95.00- 99.99	391	82,065,333.85	5.47%	8.856	357	91.14	673
100.00	2,445	369,765,172.00	24.65%	8.474	358	84.54	647
Total	7,372	1,500,000,000.00	100.00%	8.474	357	77.60	622

SoundView Home Loan Trust 2006-OPT2

$1,448,250,000 (Approximate)

Offered Certificates

Financial Asset Securities Corp.

Depositor

Option One Mortgage Corporation

Seller, Originator and Servicer

Lead Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 800-422-2006.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Net WAC Rate for the Offered Certificates

Period	Dist Date	Net WAC Rate (1) (3) (%)	Effective Net WAC Rate(2) (3) (%)	Period	Dist Date	Net WAC Rate (1) (3) (%)	Effective Net WAC Rate(2) (3) (%)
1	5/25/2006	N/A	N/A	42	10/25/2009	12.08	18.17
2	6/25/2006	7.89	22.97	43	11/25/2009	11.68	17.75
3	7/25/2006	8.16	23.00	44	12/25/2009	12.06	17.96
4	8/25/2006	7.90	22.82	45	1/25/2010	11.66	11.66
5	9/25/2006	7.90	22.72	46	2/25/2010	11.66	11.66
6	10/25/2006	8.16	22.69	47	3/25/2010	12.92	12.92
7	11/25/2006	7.90	22.45	48	4/25/2010	11.69	11.69
8	12/25/2006	8.16	22.38	49	5/25/2010	12.06	12.06
9	1/25/2007	7.90	22.08	50	6/25/2010	11.66	11.66
10	2/25/2007	7.90	21.86	51	7/25/2010	12.04	12.04
11	3/25/2007	8.64	21.87	52	8/25/2010	11.64	11.64
12	4/25/2007	7.80	21.28	53	9/25/2010	11.65	11.65
13	5/25/2007	8.06	21.16	54	10/25/2010	12.05	12.05
14	6/25/2007	7.80	20.82	55	11/25/2010	11.65	11.65
15	7/25/2007	8.06	20.71	56	12/25/2010	12.02	12.02
16	8/25/2007	7.80	20.37	57	1/25/2011	11.64	11.64
17	9/25/2007	7.81	20.16	58	2/25/2011	11.62	11.62
18	10/25/2007	8.07	20.07	59	3/25/2011	12.94	12.94
19	11/25/2007	7.81	19.74	60	4/25/2011	11.68	11.68
20	12/25/2007	8.07	19.66	61	5/25/2011	12.05	12.05
21	1/25/2008	7.81	19.33	62	6/25/2011	11.65	11.65
22	2/25/2008	8.06	19.30	63	7/25/2011	12.03	12.03
23	3/25/2008	10.52	20.60	64	8/25/2011	11.62	11.62
24	4/25/2008	9.88	19.36	65	9/25/2011	11.64	11.64
25	5/25/2008	10.19	18.84	66	10/25/2011	12.01	12.01
26	6/25/2008	9.84	18.00	67	11/25/2011	11.61	11.61
27	7/25/2008	10.17	18.06	68	12/25/2011	11.98	11.98
28	8/25/2008	9.92	17.76	69	1/25/2012	11.58	11.58
29	9/25/2008	10.49	18.19	70	2/25/2012	11.57	11.57
30	10/25/2008	10.85	18.33	71	3/25/2012	12.37	12.37
31	11/25/2008	10.25	17.69	72	4/25/2012	11.56	11.56
32	12/25/2008	10.59	17.82	73	5/25/2012	11.93	11.93
33	1/25/2009	10.24	17.43
34	2/25/2009	10.34	17.41
35	3/25/2009	12.12	18.84
36	4/25/2009	11.05	17.91
37	5/25/2009	11.41	18.08
38	6/25/2009	11.03	17.60
39	7/25/2009	11.39	17.78
40	8/25/2009	11.10	17.46
41	9/25/2009	11.66	17.91

(1)	Assumes that 1-month LIBOR and 6-month LIBOR increase instantaneously to a rate of 20.00% and are run at the pricing speed to call.
(2)	Assumes that 1-month LIBOR and 6-month LIBOR are instantaneously increased to a rate of 20.00% and payments are received from the related Swap Agreement.
(3)	Assumes no losses.

Weighted Average Life Tables

Class A-1 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	1.26	1.12	1.00	0.89	0.80
MDUR (yr)	1.19	1.06	0.95	0.85	0.76
First Prin Pay	1	1	1	1	1
Last Prin Pay	25	22	20	17	15

Class A-1 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	1.26	1.12	1.00	0.89	0.80
MDUR (yr)	1.19	1.06	0.95	0.85	0.76
First Prin Pay	1	1	1	1	1
Last Prin Pay	25	22	20	17	15

Class A-2 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	2.68	2.23	2.00	1.81	1.63
MDUR (yr)	2.45	2.06	1.86	1.69	1.53
First Prin Pay	25	22	20	17	15
Last Prin Pay	43	32	27	24	22

Class A-2 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	2.68	2.23	2.00	1.81	1.63
MDUR (yr)	2.45	2.06	1.86	1.69	1.53
First Prin Pay	25	22	20	17	15
Last Prin Pay	43	32	27	24	22

Weighted Average Life Tables

Class A-3 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.72	4.55	3.50	2.39	2.07
MDUR (yr)	4.81	3.93	3.10	2.20	1.92
First Prin Pay	43	32	27	24	22
Last Prin Pay	107	87	73	35	28

Class A-3 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.72	4.55	3.50	2.39	2.07
MDUR (yr)	4.81	3.94	3.10	2.20	1.92
First Prin Pay	43	32	27	24	22
Last Prin Pay	108	88	74	35	28

Class A-4 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	8.97	7.30	6.13	4.53	2.59
MDUR (yr)	7.01	5.94	5.14	3.93	2.37
First Prin Pay	107	87	73	35	28
Last Prin Pay	107	87	73	60	33

Class A-4 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	12.51	10.29	8.65	6.64	2.59
MDUR (yr)	8.90	7.71	6.74	5.37	2.37
First Prin Pay	108	88	74	35	28
Last Prin Pay	240	201	171	149	33

Weighted Average Life Tables

Class M-1 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.02	4.33	4.14	4.56	3.99
MDUR (yr)	4.27	3.77	3.63	3.96	3.51
First Prin Pay	37	40	42	46	33
Last Prin Pay	101	82	69	60	48

Class M-1 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.02	4.33	4.14	4.60	4.92
MDUR (yr)	4.27	3.77	3.63	3.99	4.22
First Prin Pay	37	40	42	46	33
Last Prin Pay	101	82	69	65	81

Class M-2 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	8.93	7.27	6.11	5.05	4.05
MDUR (yr)	6.95	5.90	5.10	4.33	3.56
First Prin Pay	101	82	69	60	48
Last Prin Pay	107	87	73	60	48

Class M-2 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	11.67	9.58	8.04	6.86	8.17
MDUR (yr)	8.42	7.27	6.34	5.58	6.45
First Prin Pay	101	82	69	65	81
Last Prin Pay	200	166	140	120	125

Weighted Average Life Tables

Class M-3 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.91	4.95	4.41	4.15	3.89
MDUR (yr)	4.86	4.19	3.81	3.63	3.42
First Prin Pay	37	39	41	44	44
Last Prin Pay	107	87	73	60	48

Class M-3 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.48	5.43	4.81	4.50	4.19
MDUR (yr)	5.17	4.48	4.07	3.87	3.65
First Prin Pay	37	39	41	44	44
Last Prin Pay	177	146	123	103	85

Class M-4 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.91	4.94	4.37	4.05	3.71
MDUR (yr)	4.85	4.18	3.78	3.54	3.28
First Prin Pay	37	39	40	43	41
Last Prin Pay	107	87	73	60	48

Class M-4 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.45	5.40	4.75	4.38	4.00
MDUR (yr)	5.15	4.46	4.03	3.77	3.49
First Prin Pay	37	39	40	43	41
Last Prin Pay	170	140	117	99	81

Weighted Average Life Tables

Class M-5 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.91	4.92	4.34	3.97	3.57
MDUR (yr)	4.84	4.16	3.75	3.47	3.16
First Prin Pay	37	38	39	41	39
Last Prin Pay	107	87	73	60	48

Class M-5 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.41	5.34	4.69	4.27	3.84
MDUR (yr)	5.12	4.42	3.98	3.68	3.36
First Prin Pay	37	38	39	41	39
Last Prin Pay	162	133	112	94	77

Class M-6 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.91	4.92	4.32	3.90	3.47
MDUR (yr)	4.75	4.09	3.67	3.38	3.04
First Prin Pay	37	38	39	40	38
Last Prin Pay	107	87	73	60	48

Class M-6 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.35	5.29	4.63	4.17	3.70
MDUR (yr)	4.99	4.31	3.87	3.56	3.22
First Prin Pay	37	38	39	40	38
Last Prin Pay	153	125	105	88	72

Weighted Average Life Tables

Class M-7 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.91	4.92	4.30	3.86	3.40
MDUR (yr)	4.72	4.06	3.63	3.33	2.98
First Prin Pay	37	37	38	39	37
Last Prin Pay	107	87	73	60	48

Class M-7 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.28	5.23	4.55	4.08	3.59
MDUR (yr)	4.91	4.25	3.80	3.47	3.12
First Prin Pay	37	37	38	39	37
Last Prin Pay	143	117	98	81	67

Class M-8 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.91	4.90	4.29	3.83	3.34
MDUR (yr)	4.56	3.93	3.53	3.22	2.87
First Prin Pay	37	37	38	39	36
Last Prin Pay	107	87	73	60	48

Class M-8 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.17	5.12	4.47	3.99	3.48
MDUR (yr)	4.69	4.06	3.64	3.33	2.97
First Prin Pay	37	37	38	39	36
Last Prin Pay	133	108	91	75	61

Swap Schedule
Period	Distribution Date	Notional Schedule ($)	Period	Distribution Date	Notional Schedule ($)
1	05/25/06	0	29	09/25/08	318,303,395.50
2	06/25/06	1,484,937,180.06	30	10/25/08	302,341,259.73
3	07/25/06	1,465,017,403.98	31	11/25/08	287,244,707.32
4	08/25/06	1,440,226,207.61	32	12/25/08	272,964,307.99
5	09/25/06	1,410,592,723.03	33	01/25/09	259,453,656.49
6	10/25/06	1,376,192,087.48	34	02/25/09	246,669,062.20
7	11/25/06	1,337,147,227.60	35	03/25/09	234,569,387.93
8	12/25/06	1,293,630,789.12	36	04/25/09	223,117,052.90
9	01/25/07	1,245,865,263.57	37	05/25/09	212,275,793.70
10	02/25/07	1,194,189,249.05	38	06/25/09	202,009,595.39
11	03/25/07	1,139,785,184.42	39	07/25/09	192,286,133.16
12	04/25/07	1,087,470,096.18	40	08/25/09	183,074,961.28
13	05/25/07	1,037,609,416.45	41	09/25/09	174,347,401.87
14	06/25/07	990,086,300.01	42	10/25/09	166,076,478.81
15	07/25/07	944,789,516.00	43	11/25/09	158,236,760.52
16	08/25/07	901,613,176.65	44	12/25/09	150,804,202.41
17	09/25/07	860,456,479.08	45	01/25/10	0
18	10/25/07	821,223,459.74
19	11/25/07	783,813,734.05
20	12/25/07	748,141,850.29
21	01/25/08	713,524,126.59
22	02/25/08	672,182,366.55
23	03/25/08	578,619,144.46
24	04/25/08	496,147,700.89
25	05/25/08	427,793,726.43
26	06/25/08	374,392,329.86
27	07/25/08	353,038,780.84
28	08/25/08	335,184,307.78

EXCESS SPREAD (1,2)

Period	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	STATIC LIBOR (%)	FORWARD LIBOR (%)	Period	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	STATIC LIBOR (%)	FORWARD LIBOR (%)
1	4.82000	5.09700	N/A	N/A	42	5.14100	5.21100	4.81	4.71
2	5.01100	5.15800	2.75	2.76	43	5.14600	5.21700	4.71	4.59
3	5.02700	5.18600	2.76	2.76	44	5.15200	5.22500	4.81	4.70
4	5.09000	5.21300	2.75	2.75	45	5.15700	5.23300	4.78	4.53
5	5.13900	5.22500	2.75	2.75	46	5.16300	5.24200	4.78	4.52
6	5.17300	5.22700	2.76	2.76	47	5.16800	5.25200	5.29	5.09
7	5.17700	5.22000	2.75	2.75	48	5.17800	5.26100	4.78	4.53
8	5.17800	5.20800	2.77	2.76	49	5.19000	5.27000	4.95	4.70
9	5.18100	5.19300	2.75	2.74	50	5.20100	5.27600	4.78	4.51
10	5.16300	5.17700	2.75	2.73	51	5.21100	5.28000	4.95	4.68
11	5.14700	5.16100	2.72	2.69	52	5.21800	5.28200	4.77	4.49
12	5.13500	5.14700	2.65	2.62	53	5.22400	5.28200	4.77	4.49
13	5.10700	5.13400	2.68	2.65	54	5.22700	5.27900	4.93	4.67
14	5.09000	5.12700	2.65	2.62	55	5.22800	5.27400	4.76	4.48
15	5.08600	5.12100	2.68	2.65	56	5.22600	5.26900	4.93	4.66
16	5.07000	5.11300	2.65	2.61	57	5.22200	5.26500	4.77	4.50
17	5.06200	5.10300	2.65	2.61	58	5.21500	5.26100	4.77	4.50
18	5.06400	5.09800	2.68	2.64	59	5.20500	5.25800	5.36	5.12
19	5.06300	5.09900	2.64	2.59	60	5.19900	5.25700	4.84	4.58
20	5.05600	5.10100	2.68	2.64	61	5.20000	5.25800	5.01	4.75
21	5.03600	5.10400	2.64	2.59	62	5.20000	5.25800	4.84	4.57
22	5.01200	5.11100	2.90	2.85	63	5.20000	5.25800	5.01	4.75
23	5.03600	5.12300	4.81	4.76	64	5.20000	5.25900	4.84	4.57
24	5.07000	5.13000	4.74	4.66	65	5.20100	5.25900	4.85	4.59
25	5.07200	5.13300	4.80	4.71	66	5.20100	5.26000	5.02	4.77
26	5.07400	5.13600	4.70	4.59	67	5.20200	5.26100	4.85	4.59
27	5.07700	5.13900	4.78	4.67	68	5.20200	5.26100	5.02	4.77
28	5.08000	5.14300	4.74	4.63	69	5.20300	5.26200	4.86	4.59
29	5.08300	5.14600	4.81	4.72	70	5.20300	5.26300	4.86	4.59
30	5.08600	5.15000	4.90	4.81	71	5.20400	5.26400	5.19	4.96
31	5.08900	5.15400	4.55	4.46	72	5.20500	5.26500	4.86	4.60
32	5.09300	5.15800	4.64	4.54	73	5.20600	5.26700	5.03	4.78
33	5.09600	5.16300	4.53	4.43
34	5.10000	5.16800	4.54	4.44
35	5.10500	5.17300	4.89	4.81
36	5.10900	5.17800	4.68	4.58
37	5.11400	5.18300	4.77	4.67
38	5.11900	5.18900	4.63	4.51
39	5.12400	5.19400	4.77	4.66
40	5.13000	5.20000	4.69	4.57
41	5.13500	5.20500	4.70	4.59

(1)	Assumes the pricing prepayment speed to call.
(2)

Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee and Trustee Fee), less aggregate interest on the Certificates divided by (b) aggregate principal balance of the Mortgage Loans as of the beginning period.

BREAKEVEN LOSSES

LOSS COVERAGE

Class	M-1	M-2	M-3	M-4	M-5	M-6
Rating (M/S)	[Aa2/AA]	[Aa3/AA-]	[A1/A+]	[A2/A]	[A3/A-]	[Baa1/BBB+]

Loss Severity	30%	30%	30%	30%	30%	30%
Default	35 CDR	30 CDR	26 CDR	22.4 CDR	19.3 CDR	16.7 CDR
Collateral Loss	17.46%	15.90%	14.50%	13.12%	11.81%	10.62%

Loss Severity	40%	40%	40%	40%	40%	40%
Default	24 CDR	21.0 CDR	18.4 CDR	16.1 CDR	14 CDR	12.2 CDR
Collateral Loss	18.33%	16.72%	15.21%	13.78%	12.38%	11.11%

Loss Severity	50%	50%	50%	50%	50%	50%
Default	18.2 CDR	16.1 CDR	14.2 CDR	12.5 CDR	11.0 CDR	9.6 CDR
Collateral Loss	18.87%	17.23%	15.65%	14.16%	12.77%	11.42%

Class	M-7	M-8
Rating (M/S)	[Baa2/BBB]	[Baa3/BBB-]

Loss Severity	30%	30%
Default	14.5 CDR	12.7 CDR
Collateral Loss	9.54%	8.60%

Loss Severity	40%	40%
Default	10.7 CDR	9.4 CDR
Collateral Loss	9.99%	8.97%

Loss Severity	50%	50%
Default	8.5 CDR	7.5 CDR
Collateral Loss	10.30%	9.25%

Assumptions

12 Month Delay

Forward LIBOR

Delinquency Trigger Failing

Run to maturity

Defaults are in addition to prepayments

Run at pricing speed

"Break" is CDR which results in approximate first dollar of principal loss